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                                                                    EXHIBIT 99.9



                      Brown, Wood, Ivey, Mitchell & Petty
                    One Liberty Plaza, New York, N.Y. 10006
                                 212-349-7500
                                     -----


   SAN FRANCISCO OFFICE                                         TAMPA OFFICE
      ALCOA BUILDING              TELEX: 127324            BARNETT BANK BUILDING
    ONE MARITIME PLAZA      CABLE ADDRESS: BROWOODLAW        1000 ASHLEY DRIVE
SAN FRANCISCO, CALIF. 94111   TELECOPIER: 212-349-7516     TAMPA, FLORIDA 33602
  TELEPHONE: 415-398-3909                                TELEPHONE: 813-223-9600




                                             July 27, 1981


CMA Government Securities Fund
One Liberty Plaza
164 Broadway
New York, New York 10080

Gentlemen:

        We have acted as counsel for CMA Government Securities Fund, a trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), in connection with the organization of the Fund, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its Shares of Beneficial Interest, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1 (File No. 2-72724), as amended (the "Registration Statement").

        As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have



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examined and are familiar with the Declaration of Trust of the Fund, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable Shares of Beneficial Interest of the Fund.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.


                                        Very truly yours,


                                        /s/ Brown, Wood, Ivey, Mitchell & Petty







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